CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the incorporation by reference of our report dated October 15, 1999 in this Registration Statement (Form N-1A No. 33-79708) of The Saratoga Advantage Trust.


                                             /s/ Ernst & Young LLP

                                             Ernst & Young LLP


New York, New York
December 27, 1999